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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                ---------------

                                    FORM 8-K

                                 CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15 (d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)           June 16, 1998
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                                  Alumax Inc.
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               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)


       Delaware                     1-12374                   13-2762395
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(State or Other Jurisdiction        (Commission             (IRS Employer
of Incorporation                    File Number)            Identification No.)


3424 Peachtree Road, N.E., Suite 2100, Atlanta, GA                30326
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(Address of Principal Executive Offices)                          (Zip Code)


Registrant's telephone number, including area code        (404) 846-4600
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                                      N/A
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         (Former Name or Former Address, if Changed Since Last Report)




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Item 1.  Changes in Control of Registrant

     On June 16, 1998, Aluminum Company of America, a Pennsylvania corporation ("Alcoa"), through its wholly owned subsidiary, AMX Acquisition Corp., a Delaware corporation (the "Purchaser"), accepted for payment an aggregate of 27,540,000 shares of common stock, par value $0.01 per share (the "Shares"), of Alumax Inc., a Delaware corporation ("Alumax" or the "Company"), pursuant to the Purchaser's tender offer for the Shares at a price of $50.00 per Share, net to the seller in cash (the "Offer"). The Offer was made pursuant to an Agreement and Plan of Merger (the "Merger Agreement"), dated as of March 8, 1998, by and among Alcoa, the Purchaser and the Company which provides for, among other things, the two-step acquisition of the Company through the Offer, followed by a merger of the Company with and into the Purchaser (the "Merger").
     The Shares purchased pursuant to the Offer constitute approximately 51 percent of the issued and outstanding shares of the Company's common stock. At the effective time of the Merger, each issued and outstanding share of Alumax common stock (other than shares purchased in the Offer or otherwise owned by Alcoa, the Purchaser, Alumax or any of their respective subsidiaries, as well as dissenting shares) will be converted into, and become exchangeable for, the right to receive 0.6975 of a share of Alcoa common stock, par value $1.00 per share.
     The aggregate purchase price for the Shares purchased pursuant to the Offer was $1,377,000,000. The Purchaser received all of the funds necessary to purchase the Shares through capital contributions or advances made by Alcoa. Alcoa obtained such funds from cash on hand and by issuing $200 million of seven-year term debt at 6.16%, $250 million of twenty-year term debt at 6.60% and $775 million of commercial paper at a rate of 5.60%.
     Effective on the purchase of the Shares, Alumax board of directors elected 11 new directors, all of whom were designated by Alcoa and are officers of Alcoa. The 11 new directors constitute a majority of the 21-member Alumax board. They are: George E. Bergeron, Michael Coleman, Richard L. Fischer, L. Patrick Hassey, Patricia L. Higgins, Richard B. Kelson, Frank L. Lederman, G. John Pizzy, Lawrence R. Purtell, Robert F. Slagle and G. Keith Turnbull. The Alumax board also elected George E. Bergeron, an executive vice president of Alcoa, as president and chief executive officer of the Company. He succeeds Thomas G. Johnston as president. Mr. Johnston has retired. Allen Born, formerly chairman and chief executive officer of Alumax, will remain as chairman of the Company's board through the effective time of the Merger.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c) Exhibits

99.1 Agreement and Plan of Merger, dated as of March 8, 1998, by and among Aluminum Company of America, AMX Acquisition Corp. and Alumax Inc. (filed as
Exhibit 99.3 to the Company's Schedule 14D-9, dated March 13, 1998, and incorporated herein by reference).

99.2 Alumax Inc. Press Release dated June 17, 1998.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   Alumax, Inc.



                                   By: /s/ Helen M. Feeney
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                                       Helen M. Feeney
                                       Vice President & Corporate Secretary

Date: June 26, 1998
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                                 EXHIBIT INDEX


Exhibit 99.1 Agreement and Plan of Merger, dated as of March 8, 1998, by and among Aluminum Company of America, AMX Acquisition Corp. and Alumax Inc. (filed as Exhibit 99.3 to the Company's
                    Schedule 14D-9, dated March 13, 1998, and incorporated herein by reference).

Exhibit 99.2        Alumax Inc. Press Release dated June 17, 1998.